
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidating balance sheet and consolidating statement of income contained in Form U-3A-2 of EnergyNorth, Inc. for the calendar year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               DEC-31-1997
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 147,674
<TOTAL-OPERATING-REVENUES>                     107,308
<NET-INCOME>                                     7,042

